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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BioTime, Inc.
Berkeley, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-99205) and Form S-8 (Nos. 33-56766, 33-88968,
333-30603, and 333-101651) of BioTime, Inc. of our report dated March 28, 2003 except for Note 1d, which is as of April 4, 2003, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A-1. Our report contains an explanatory paragraph related to the development stage of the Company's operations relating to the financial statements.



/s/ BDO SEIDMAN, LLP
San Francisco, California

April 11, 2003